NON-NEGOTIABLE PROMISSORY NOTE


$1,000,000		                                       May 2, 1995


    	FOR VALUE RECEIVED, DESIGNS, INC., a Delaware corporation ("Designs"), and DESIGNS ACQUISITION CORP., a Delaware corporation ("Buyer"; collectively with Designs, the "Obligors"), each with its principal place of business at 1244 Boylston Street, Chestnut Hill, Massachusetts 02167, jointly and severally hereby promise to pay to ATLANTIC HARBOR, INC. (formerly known as "BOSTON TRADING LTD., INC."), a Massachusetts corporation with its principal place of business at 315 Washington Street, Lynn, Massachusetts 01902 ("Seller"), the principal amount of ONE MILLION DOLLARS ($1,000,000.00), payable in two (2) installments of $500,000 on each of the first and second anniversaries of the date hereof, together with interest at the annual rate equal to the prime rate of interest as published from time to time by The
Wall Street Journal, such interest to be payable semi-annually on the first business day of each such six month period following the date hereof until the entire principal balance is paid in full. The entire balance of unpaid principal and interest on this Note shall be paid not later than May 2, 1997.

	The Obligors may prepay the whole or any part of the principal amount of this Note from time to time without premium or penalty and may in its discretion direct that such prepayments be applied to any subsequent installments of principal.

	This Note is entered into pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") by and among the Obligors, Seller and the Stockholders (as defined in the Purchase Agreement) dated as of April 21, 1995, and shall be subject to the terms and conditions thereof, including without limitation the right of the Obligors to set off against any amounts of principal and interest due hereunder the amount of any claim which is determined to be payable by Seller and/or the Stockholders to either or both Obligors pursuant to the provisions of the Purchase Agreement.
This Note is non-negotiable.

 At the option of Seller, the entire balance of the principal of and accrued interest on this Note shall become immediately due and payable, upon notice or demand of Seller, if the Obligors shall fail to make any payment of principal or interest on this Note when the same becomes due and payable, and if such failure continues for more than 30 days, provided, however, that no such acceleration right shall exist hereunder if either or both of the Obligors have exercised their rights under the Asset Purchase Agreement to offset any such payment of principal or interest against amounts due and payable to either or both of them by Seller or the Stockholders. The Obligors shall pay on demand all costs, including court costs and reasonable attorneys' fees, paid by Seller in enforcing this Note upon occurrence of the default condition described in the foregoing sentence; provided, however, that if a court of competent jurisdiction makes a final determination in favor of the Obligors in any such enforcement proceeding, Seller shall reimburse all of the costs paid and incurred by the Obligors in defending such action, including court costs and reasonable attorneys' fees.

	This Note shall inure to the benefit of Seller and its successors and assigns and shall be binding upon the Obligors and their respective successors and assigns. Buyer may assign its rights, duties and obligations under this Note to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to Seller. Subject to applicable law, this Note may be amended, modified and supplemented only by written agreement of the Obligors and Seller.

	The failure of Seller to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver of relinquishment of such right or power at any other time.

	Any notice, request or other communication pursuant to this Note shall be deemed duly given if delivered pursuant to the notice provisions contained in the Purchase Agreement.

	The Obligors waive presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

	The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

	[Remainder of Page Intentionally Left Blank]

	IN WITNESS WHEREOF, the Obligors have caused this Note to be executed under seal by their duly authorized representatives as of the date set forth above.

                              DESIGNS, INC.


                              BY: /s/ Joel H. Reichman
                              TITLE:  President

ATTEST:
/s/ Scott N. Semel


[Corporate Seal]


                              DESIGNS ACQUISITION CORP.


                              BY:  /s/ Joel H. Reichman
                              TITLE:  President
ATTEST:
/s/ Scott N. Semel


[Corporate Seal]